EXHIBIT 32.1 SECTION 1350 CERTIFICATION OF THE CHIEF EXECUTIVE AND CHIEF FINANCIAL OFFICER

Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Thomas W. Schneider, President and Chief Executive Officer, and James A. Dowd, Senior Vice President and Chief Financial Officer of Pathfinder Bancorp, Inc. (the "Company"), each certify in his capacity as an officer of the Company that he has reviewed the Annual Report of the Company on Form 10-K for the year ended December 31, 2007 and that to the best of his knowledge:

1. the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The  purpose  of  this  statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

March 31, 2008          /s/  Thomas  W.  Schneider
                        Thomas  W.  Schneider
                        President  and  Chief  Executive  Officer

March 31, 2008          /s/  James  A.  Dowd
                        James  A.  Dowd
                        Senior  Vice  President  and  Chief  Financial  Officer